FORM OF

LOCK-UP AGREEMENT

                                                               ____________, 2012

Aegis Capital Corp.

810 Seventh Avenue, 11th Floor

New York, New York 10019

Ladies and Gentlemen:

In connection with the proposed public offering of shares of common stock (the “Offering”) of Emmaus Life Sciences, Inc. (“Company”) pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into between the Company and Aegis Capital Corp., as representative (“Representative”) of the group of underwriters in the Offering (the “Underwriters”), to induce the Underwriters to consummate the transactions contemplated by the Underwriting Agreement, and in light of the benefits that the Offering will confer upon the undersigned in its capacity as a securityholder and/or an officer, director or employee of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter to, neither directly nor indirectly, during the “Restricted Period” (as hereinafter defined):

(1)	sell or offer or contract to sell or offer, grant any option or warrant for the sale of, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of (all being referred to as a “Transfer”) any legal or beneficial interest in any shares of common stock, par value $0.001 per share, of the Company, or any securities convertible into or exercisable or exchangeable for shares of the Company’s common stock, owned or acquired by the undersigned on or prior to the closing date of the Offering (including any shares of common stock acquired after the closing date of the Offering upon the conversion, exercise or exchange of such securities), including any Company-directed shares in accordance with FINRA Rule 5131 (the “Restricted Securities”);

(2)	enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of (all being referred to as “Hedge Transactions”) any of the Restricted Securities, whether such Hedge Transaction is to be settled by delivery of any Restricted Securities or other securities of any person, in cash or otherwise;

(3)	make any demand for or exercise any right with respect to the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock; or

(4)	publicly disclose the intention to Transfer, or enter into any Hedge Transaction relating to, any of the Restricted Securities, or make any demand for or exercise any right with respect to the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock.

As used herein, “Restricted Period” means the period commencing on the date of the Prospectus (as to be defined in the Underwriting Agreement) and ending on and including the date six (6) months thereafter; provided, however, if (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Restricted Period, or (ii) prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period, the Restricted Period shall be extended until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Representative waives such extension.

Notwithstanding the foregoing limitations, the undersigned may, without the prior consent of the Representative on behalf of the Underwriters, Transfer any Restricted Securities either during the undersigned’s lifetime or on the undersigned’s death, by gift, will or intestate succession, or by judicial decree, provided, that (i) such Transfer shall not involve a disposition for value, the transferee agrees to be bound in writing by the restrictions set forth in this Lock-Up Agreement for the remainder of the Restricted Period and no filing by the transferor or transferee under the Securities Exchange Act of 1934, as amended, is required in connection with such Transfer (other than a filing on a Form 5 made after the expiration of the Restricted Period), or (ii) such Transfer is pursuant to the exercise by the undersigned of stock options that have been granted by the Company prior to, and are outstanding as of, the first day of the Restricted Period, where the Restricted Securities received upon any such exercise are held by the undersigned, individually or as fiduciary, in accordance with the terms of this Lock-Up Agreement.

Any of the Restricted Securities subject to this Lock-Up Agreement may be released in whole or part from the terms hereof only upon the approval of the Representative; provided, however, the undersigned acknowledges and agrees that, at least two business days before such release, the Representative will notify the Company of such release and announce such release through a major news service. Any release or waiver granted by the Representative to the undersigned shall only be effective two business days after the later of the notice to the Company and the publication date of such press release.

The undersigned hereby authorizes the Company’s transfer agent to apply to any certificates representing Restricted Securities issued to the undersigned the appropriate legend to reflect the existence and general terms of this Lock-Up Agreement and consents to the entry of stop-transfer instructions with the Company’s transfer agent against the transfer of Restricted Securities except in compliance with this Lock-Up Agreement.

This Lock-Up Agreement shall automatically terminate and be of no further force or effect upon the Company or the Representative notifying the other in writing that they are abandoning the Offering. If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), this Lock-Up Agreement shall likewise be terminated.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that this agreement has been duly authorized (if the undersigned is not a natural person), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This Lock-Up Agreement will be legally binding on the undersigned and on the undersigned’s successors and permitted assigns, and is executed as an instrument governed by the law of New York.

[signature page follows]

SIGNATURE PAGE TO LOCK-UP AGREEMENT

Name of Securityholder:

Address of Securityholder:

NOTE: If any of the Restricted Securities are owned by two or more joint owners, all such owners must sign this Agreement.

Signature:	Signature:

Name of signatory:	Name of signatory:

Title (if applicable):	Title (if applicable):

Entity Name (if applicable):	Entity Name (if applicable):

Date:________________, 2012	Date:________________, 2012